Exhibit 99.1

Abeona Therapeutics Announces Leadership and Board Transitions

NEW YORK and CLEVELAND, Sep. 28, 2020 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in gene and cell therapy, today announced changes in its executive leadership and Board of Directors. João Siffert, M.D. resigned from his positions as CEO, Head of Research and Development, and Chief Medical Officer, as well as member of the Board of Directors, on September 23, 2020. On September 27, 2020, Brian Pereira, M.D., Stefano Buono, Stephen B. Howell, M.D., George Migausky and Shawn Tomasello each announced that they had stepped down from the Board, effective immediately. No director gave any reason for their resignation and no director indicated any disagreements with the Company.

The Company is reviewing and exploring all strategic options and alternatives focused on advancing the Company’s mission and maximizing stakeholder value, including the sale of some or all of its assets or sale of the Company. There can be no assurance this strategic review will result in the completion of any particular course of action. There is no defined timeline for completion of the review process.

About Abeona Therapeutics

Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing gene and cell therapies for serious diseases. Abeona’s clinical programs include EB-101, its autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa in Phase 3 development, as well as ABO-102 and ABO-101, novel AAV-based gene therapies for Sanfilippo syndrome types A and B (MPS IIIA and MPS IIIB), respectively, in Phase 1/2 development. The Company’s portfolio of AAV-based gene therapies also features ABO-201 for CLN3 disease. Abeona’s novel, next-generation AIM™ capsids have shown potential to improve tropism profiles for a variety of devastating diseases. Abeona’s fully functional, gene and cell therapy GMP manufacturing facility produces EB-101 for the pivotal Phase 3 VIITAL™ study and is capable of clinical and commercial production of AAV-based gene therapies. For more information, visit www.abeonatherapeutics.com.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. These statements include statements about the Company exploring all strategic options, including the sale of some or all of its assets or sale of the Company. We have attempted to identify forward looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to the potential impacts of the COVID-19 pandemic on our business, operations, and financial condition, continued interest in our rare disease portfolio, our ability to enroll patients in clinical trials, the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies, the impact of competition, the ability to secure licenses for any technology that may be necessary to commercialize our products, the ability to achieve or obtain necessary regulatory approvals, the impact of changes in the financial markets and global economic conditions, risks associated with data analysis and reporting, and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this presentation, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor Contact:

Greg Gin

VP, Investor Relations

Abeona Therapeutics

+1 (646) 813-4709

ggin@abeonatherapeutics.com

Media Contact:

Scott Santiamo

Director, Corporate Communications

Abeona Therapeutics

+1 (718) 344-5843

ssantiamo@abeonatherapeutics.com